Exhibit 1.4

[Translation]

REGULATIONS OF THE AUDIT & SUPERVISORY BOARD

NTT DOCOMO, INC.

REGULATIONS OF THE AUDIT & SUPERVISORY BOARD

Established on June 27, 1994

Amended on May 8, 1998

Amended on June 24, 1998

Amended on May 1, 2002

Amended on June 20, 2002

Amended on June 18, 2004

Amended on December 21, 2004

Amended on April 28, 2006

Amended on July 27, 2006

Amended on March 29, 2012

Article 1.    (Purpose)

1.	These Regulations shall govern the matters concerning the Audit & Supervisory Board pursuant to the relevant laws and regulations and the Articles of Incorporation.

Article 2.    (Composition)

1.	The Audit & Supervisory Board shall be composed of all the Audit & Supervisory Board Members.

2.	The Audit & Supervisory Board shall appoint full-time Audit & Supervisory Board Members

3.	In addition to the preceding paragraph, the Audit & Supervisory Board shall appoint a Chairman of the Audit & Supervisory Board and a Designated Audit & Supervisory Board Member as defined in Articles 6 and 7.

Article 3.    (Purpose of the Audit & Supervisory Board)

1.	The Audit & Supervisory Board shall receive a report concerning important matters, deliberate or make resolutions; provided however, that foregoing does not preclude any Audit & Supervisory Board Member from exercising his/her authority.

Article 4.    (Duties of the Audit & Supervisory Board)

1.	The Audit & Supervisory Board shall perform the following duties; provided, however, that the decision in sub-paragraph 3) may not preclude any Audit & Supervisory Board Member from exercising his/her authority:

1)	to prepare audit reports;

2)	to appoint and remove of full-time Audit & Supervisory Board Members; and

3)	to decide audit policy, method of investigating the status of the operation and financial status of the Company, and other matters regarding the execution of the duties of the Audit & Supervisory Board Member.

Article 5.    (Appointment and removal of Full-Time Audit & Supervisory Board Members)

1.	The Audit & Supervisory Board shall appoint by its resolution the full-time Audit & Supervisory Board Members from among the Audit & Supervisory Board Members, and shall remove by its resolution the full-time Audit & Supervisory Board Members as well.

Article 6.    (Chairman)

1.	The Audit & Supervisory Board shall appoint by its resolution the Chairman from among the Audit & Supervisory Board Members.

2.	The Chairman of the Audit & Supervisory Board shall perform the duties set out in Article 9, paragraph 1 and other duties entrusted by the Audit & Supervisory Board; provided, however, that the Chairman may not preclude any Audit & Supervisory Board Member from exercising his/her authority.

3.	When the Chairman of the Audit & Supervisory Board is absent or otherwise unable to perform his/her duties, other Audit & Supervisory Board Members appointed in accordance with the order predefined by the Audit & Supervisory Board shall perform the duties of the Chairman on his/her behalf.

Article 7.    (Designated Audit & Supervisory Board Member)

1.	The Audit & Supervisory Board shall appoint a person who performs the following duties (hereinafter “Designated Audit & Supervisory Board Member) by its resolution:

1)	to receive from the Directors and then to deliver to other Audit & Supervisory Board Members a business report and supplementary schedules thereof and financial statements which are to be received by each of the Audit & Supervisory Board Member;

2)	to notify a Director who is designated to receive it (hereinafter “Designated Director) of the contents of the audit reports prepared by the Audit & Supervisory Board regarding the business report and supplementary schedules thereof;

3)	to agree with the Designated Director on the date when the notification as set out in the preceding sub-paragraph shall be made;

4)	to receive from the Independent Auditors a notification of the contents of financial audit reports and then to notify the other Audit & Supervisory Board Members thereof;

5)	to notify the Designated Director and the Independent Auditors of the audit reports prepared by the Audit & Supervisory Board regarding the financial statements; and

6)	to agree with the Designated Director and the Independent Auditors on the date when the notification as set out in the preceding sub-paragraph shall be made.

2.	The Audit & Supervisory Board shall appoint one (1) Designated Audit & Supervisory Board Member from among the full-time Audit & Supervisory Board Members.

3.	When the Designated Audit & Supervisory Board Member is absent or otherwise unable to perform his/her duties, other Audit & Supervisory Board Members appointed in accordance with the order predefined by the Audit & Supervisory Board shall perform the duties of the Designated Audit & Supervisory Board Member on his/her behalf.

Article 8.    (Meetings to be Held)

1.	The meeting of the Audit & Supervisory Board shall be held once every month as a general rule; provided, however, that an extraordinary meeting of the Audit & Supervisory Board may be held from time to time whenever necessary.

2.	The meeting of the Audit & Supervisory Board shall be held with the physical attendance of the Audit & Supervisory Board Members, as a general rule; provided, however, that, if their physical attendance is difficult they may attend by telephone. When they use a telephone conference facility, they shall notify the Person Entitled to Convene Meetings.

Article 9.    (Convener)

1.	The meetings of the Audit & Supervisory Board shall be convened and presided over by the Chairman of the Audit & Supervisory Board.

2.	Any Audit & Supervisory Board Members may request the Chairman to convene meetings of the Audit & Supervisory Board.

3.	If the Chairman does not convene the meetings of the Audit & Supervisory Board in spite of the request made pursuant to the preceding paragraph, the Audit & Supervisory Board Member who has requested may convene and preside over the meeting.

Article 10.    (Procedures for Convocation)

1.	In order to convene a meeting of the Audit & Supervisory Board, a notice thereof shall be dispatched to each Audit & Supervisory Board Member at least three (3) days prior to the date of the meeting; provided, however, that such period may be shortened if so required in urgent cases.

2.	If the unanimous consent of all Audit & Supervisory Board Members is obtained, a meeting of the Audit & Supervisory Board may be held without following the procedures of convening meetings.

Article 11.    (Method of Resolution)

1.	The resolution of a meeting of the Audit & Supervisory Board shall be adopted by a majority of all Audit & Supervisory Board Members.

2.	When resolving, the Audit & Supervisory Board shall deliberate based on adequate materials.

Article 12.    (Resolution of Auditing Principles, etc.)

1.	Auditing principles, audit plans, methods of audit and sharing of audit operations, etc., shall be determined by resolution of the Audit & Supervisory Board.

2.	In addition to the matters set out in the preceding paragraph, the Audit & Supervisory Board may resolve any other matters deemed to be necessary to perform the duties of the Audit & Supervisory Board Members, such as the budgeting of audit expenses.

3.	The Audit & Supervisory Board shall make resolutions on the substance of the following systems and shall request the Directors to develop the said systems:

1)	matters relating to the employees who assist the duties of the Audit & Supervisory Board Members;

2)	matters relating to the independence of the employees set out in the preceding sub-paragraph from the Directors;

3)	a system for the Directors and employees to report to the Audit & Supervisory Board Members, and other systems for the Audit & Supervisory Board Members to be reported; and

4)	other systems to ensure that the audit by the Audit & Supervisory Board Members be performed effectively.

Article 13.    (Regular meetings with the Representative Directors, etc.)

1.	The Audit & Supervisory Board shall have regular meetings with the Representative Directors to try to deepen the mutual understanding between it and the Representative Directors by exchanging views on problems that the Company should deal with, on the status of the establishment of the work environment for the Audit & Supervisory Board Members’ audits, and on significant problems involving audits, and also by making requests to the Representative Directors when they are deemed necessary.

2.	The Audit & Supervisory Board shall present appropriate explanations to the Representative Directors and the Board of Directors about audit principles and audit plans, and the state of audit enforcement and results, etc.

3.	In addition to matters provided for by law, the Audit & Supervisory Board shall set the matters that the Directors and employees should report to the Audit & Supervisory Board pursuant to the system set out in paragraph 3, sub-paragraph 3) of the preceding Article by discussing these matters with Directors, and the Audit & Supervisory Board shall receive the reports.

Article 14.    (Reports to the Audit & Supervisory Board)

1.	The Audit & Supervisory Board Member shall report the state of their execution of duties on a regular basis and from time to time to the Audit & Supervisory Board and shall report when required by the Audit & Supervisory Board.

2.	Any Audit & Supervisory Board Member who has been reported to by the Independent Auditors, the Directors, or the employees of internal audit division, etc., shall report the same to the Audit & Supervisory Board.

3.	The Audit & Supervisory Board may request reports from Independent Auditors, Directors, the employees of internal audit division, etc., when necessary.

4.	In the case where any matter which is to be reported to the Audit & Supervisory Board has been notified to all of the Audit & Supervisory Board Members by the Audit & Supervisory Board Members, Independent Auditors, Directors or employees of internal audit division, etc., it shall be unnecessary to report such matters to the Audit & Supervisory Board.

Article 15.    (Measures to be Held for Reports)

1.	The Audit & Supervisory Board shall make necessary investigations and implement measures appropriate to the situation, if any of the following has been reported:

1)	a report from the Directors to the effect that a fact likely to cause substantial detriment damage to the Company was detected;

2)	a report from the Independent Auditors to the effect that any misconduct Director with respect to the execution of his/her duties or any other material facts in violation of the provisions of laws or regulations or the Articles of Incorporation in conjunction with the execution of the duties of the Directors was detected; and

3)	a report from the Directors or employees concerning matters that have been decided to be reported after the consultation with the Directors in advance.

Article 16.    (Preparation of Audit Reports)

1.	The Audit & Supervisory Board shall prepare the audit report of the Audit & Supervisory Board after deliberation based on the audit reports prepared by the respective Audit & Supervisory Board Members.

2.	In the case where there is any difference between the substance of the audit report made by the Audit & Supervisory Board and that of any of the Audit & Supervisory Board Members, and the relevant Audit & Supervisory Board Member requests to do so, the contents of the audit report of the relevant Audit & Supervisory Board Member shall be indicated in the audit report of the Audit & Supervisory Board.

3.	Each Audit & Supervisory Board Member shall sign or affix his/her name and seal (or electronic signature) on the audit report of the Audit & Supervisory Board. Any full-time Audit & Supervisory Board Member or any external Audit & Supervisory Board Member shall indicate or record such title thereon.

4.	In the case where the Company prepares consolidated financial statements, the provisions of the preceding three paragraphs shall be applied mutatis mutandis.

Article 17.    (Consent to Election of Audit & Supervisory Board Members)

1.	The following matters relating to election of the Audit & Supervisory Board Members shall be determined by resolutions of the Audit & Supervisory Board:

1)	to consent to submitting a proposal for the election of the Audit & Supervisory Board Members to a general meeting of shareholders;

2)	to request to include election of the Audit & Supervisory Board Members in the purposes of a general meeting of shareholders; and

3)	to request to submit a proposal for the election of the Audit & Supervisory Board Members to a general meeting of shareholders.

2.	With respect to the election of alternate Audit & Supervisory Board Members, the provisions of the preceding paragraph shall be applied mutatis mutandis.

Article 18.    (Consent to the Election of Independent Auditors, etc).

1.	The following matters relating to election, dismissal or refusal to reelection of the Independent Auditors shall be determined by resolutions of the Audit & Supervisory Board:

1)	to consent to submitting a proposal concerning the election of Independent Auditors to a general meeting of shareholders;

2)	to consent to including the dismissal or refusal to reelection of Independent Auditors in the purposes of a general meeting of shareholders;

3)	to request to submit a proposal concerning the election of Independent Auditors to a general meeting of shareholders;

4)	to request to include the election, dismissal or refusal to reelection of Independent Auditors in the purposes of a general meeting of shareholders; and

5)	to elect any person to temporarily perform the duties of the Independent Auditors in case of a lack of such Independent Auditors.

2.	The consent to the suitability regarding the reelection of Independent Auditors pursuant to Article 202 of the U.S. Sarbanes-Oxley Act shall be determined by resolution of the Audit & Supervisory Board.

3.	The consent of all the Audit & Supervisory Board Members to dismiss the Independent Auditors pursuant to any provisions of laws and regulations may be made after consultation at the Audit & Supervisory Board. In such case, a Audit & Supervisory Board Member appointed by the Audit & Supervisory Board shall report on such dismissal and explain the reasons therefor at the first general meeting of shareholders to be held after such dismissal.

4.	The consent in the preceding paragraph can be obtained in writing or electromagnetic files in urgent cases.

Article 19.    (Consent to Remuneration, etc., of Independent Auditors)

1.	The consent to the remunerations, etc., of the Independent Auditors or temporary Independent Auditors shall be determined by resolution of the Audit & Supervisory Board.

Article 20.    (Consent to Partial Exemption of Directors from Liability)

1.	The consent of all the Audit & Supervisory Board Members to the following matters may be determined after consolutation at the Audit & Supervisory Board:

1)	to consent to submitting a proposal concerning partial exemption of Directors from liability to a general meeting of shareholders;

2)	to consent to submitting a proposal to a general meeting of shareholders concerning an amendment to the Articles of Incorporation to provide that the Board of Directors partially exempt Directors from liability by its resolution of the Board of Directors.;

3)	to consent to submitting a proposal to a general meeting of shareholders concerning partial exemption of Directors from liability pursuant to the provisions of the Articles of Incorporation to the meeting of the Board of Directors; and

4)	to consent to submitting a proposal to a general meeting of shareholders for an amendment to the Articles of Incorporation to provide that the Company may enter into an agreement with an external Directors for his/her partial exemption from liability.

2.	In urgent cases, the consent set out in the preceding paragraph may be made in writing or in electromagnetic records.

Article 21.    (Consent to Company’s Participation in a Derivative Lawsuit)

1.	The consent of all the Audit & Supervisory Board Members to the Company’s participation in a derivative lawsuit to assist the defendant Director(s) may be made after consultation at the Audit & Supervisory Board.

2.	In urgent cases, the consent set out in the preceding paragraph may be made in writing or in electromagnetic records.

Article 22.    (Deliberation on Execution of Duties of Audit & Supervisory Board Members)

1.	The Audit & Supervisory Board Members may consult at the meeting of the Audit & Supervisory Board before their exercise of rights and execution of duties with respect to the following matters

1)	any explanation answering to the questions which any shareholder posed on the Audit & Supervisory Board Members and notified prior to the general meeting of shareholders;

2)	any report to the Board of Directors and request to convene of a meeting of the Board of Directors, and any matters related thereto;

3)	any results of investigation with respect to the matters for resolution or the materials, etc., to be submitted to the general meeting of shareholders;

4)	any request for injunction against an act of the Director(s) which is outside the purposes of the Company or otherwise in violation of any law or regulation or the Articles of Incorporation;

5)	any statement at a general meeting of the shareholders with respect to the election, dismissal, resignation and remuneration of the Audit & Supervisory Board Members;

6)	any matter concerning lawsuits between the Company and a Director; and

7)	any other matters including filing of lawsuits.

Article 23.    (Consultation on Remuneration)

1.	Consultation for the remuneration of Audit & Supervisory Board Members may be made at a meeting of the Audit & Supervisory Board when all the Audit & Supervisory Board Members agree to hold such consultation.

Article 24.    (Minutes)

1.	The Audit & Supervisory Board shall prepare the minutes of the meeting of the Audit & Supervisory Board containing the following matters, to which the Audit & Supervisory Board Members shall sign or affix their names and seals (including electronic signatures):

1)	the date, time and venue of the meeting (including the method of attending the meeting in the case that any Audit & Supervisory Board Member who is not physically present at the venue, or any Director or any Independent Auditor attends the meeting);

2)	the outline and results of the proceedings of the meeting;

3)	the outline of the substance of opinions or statements expressed at the meeting with respect to the following, if any: i) a report from any of the Directors to the effect that he or she has detected the fact which could cause material damage to the Company; and ii) a report from any of the Independent Auditors to the effect that he or she has detected any misconduct by a Director or any other material facts in violation of the provisions of laws, regulations or the Articles of Incorporation with respect to his or her execution of duties;

4)	the names of the Directors and Independent Auditors who attended the meeting of the Audit & Supervisory Board; and

5)	the name of the Chairman of the meeting.

2.	In the case that any report to the Audit & Supervisory Board Members is decided not to be required pursuant to Article 14, paragraph 4, the minutes describing the following matters shall be prepared:

1)	the substance of the matter, of which report to the Audit & Supervisory Board Members is decided not to be required;

2)	the date on which such decision was made: and

3)	the name of the Audit & Supervisory Board Member who engaged in preparation of the relevant minutes.

3.	The Company shall keep the minutes set out in the preceding two paragraphs at the head office of the Company for ten (10) years.

Article 25.    (Administration Office)

1.	The administration of the Audit & Supervisory Board including convocation and preparing the minutes of a meeting of the Audit & Supervisory Board and any other operational matters relating thereto shall be handled by the Audit & Supervisory Board Member’s Office.

Article 26.    (Standards for the Audit of Audit & Supervisory Board Members)

1.	In addition to the matters provided by laws, ordinances, the Articles of Incorporation and these Regulations of the Audit & Supervisory Board, the matters concerning audits of the Audit & Supervisory Board and the Audit & Supervisory Board Members are governed by the Regulations for the Audit of Audit & Supervisory Board Members established by the Audit & Supervisory Board.

Article 27.    (Amendments and Abolishment)

1.	Any amendment to or abolishment of these Regulations shall be made by the Audit & Supervisory Board.

Supplemental Provisions

These Regulations shall be effective as from June 27, 1994.

These Regulations shall be effective as from May 8, 1998.

These Regulations shall be effective as from June 24, 1998.

These Regulations shall be effective as from May 1, 2002

These Regulations shall be effective as from June 20, 2002

These Regulations shall be effective as from June 18, 2004

These Regulations shall be effective as from May 1, 2006

These Regulations shall be effective as from July 27, 2006

These Regulations shall be effective as from March 29, 2012